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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

     As independent auditors, we hereby consent to the incorporation by reference of the following reports on the financial statements in this registration statement on Form S-8 of NTL Incorporated; our report dated October 6, 2000 on our audit of the combined financial statements of CWC ConsumerCo as of 31 March 1999 and 2000 and for the three years ended 31 March 2000 included in NTL Incorporated's Current Reports on Form 8-K dated: May 17, 2000 (filed May 30, 2000 as amended July 13, 2000, August 25, 2000, August 30, 2000 and October 10, 2000); our report dated February 10, 2000 on our audit of the combined financial statements of CWC ConsumerCo as of 31 March 1998 and 1999 and for the three years ended 31 March 1999 included in NTL (Delaware), Inc.'s Definitive Proxy Statement on Schedule 14A dated February 11, 2000.

/s/ ARTHUR ANDERSEN
Arthur Andersen
London, England
November 9, 2000